As filed with the Securities and Exchange Commission on June 16, 2017

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INDEPENDENT BANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Texas	13-4219346
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

(972) 562-9004

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Mr. David R. Brooks

Chairman and Chief Executive Officer

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

(972) 562-9004

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Joseph A. Hoffman, Esq. Dudley W. Murrey, Esq. Andrews Kurth Kenyon LLP 1717 Main Street, Suite 3700 Dallas, Texas 75201 (214) 659-4593	Mark Haynie, Esq. Haynie Rake Repass & Klimko, P.C. 14643 Dallas Parkway, Suite 550 Dallas, Texas 75254 (972) 716-1855

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Nonaccelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered / Proposed Maximum Offering Price per Unit / Proposed Maximum Aggregate Offering Price / Amount of Registration Fee
Debt Securities	(1)(2)
Preferred Stock, par value $0.01 per share	(1)(2)
Common Stock, par value, $0.01 per share	(1)(2)
Unit Purchase Agreements for such Debt Securities, Preferred Stock and Common Stock	(1)(2)

(1)	Not applicable pursuant to Instruction II.E. to Form S-3.
(2)	The registrant is registering an indeterminate amount of its debt securities, preferred stock, par value $0.01 per share, common stock, par value $0.01 per share, and units purchase agreements for such debt securities preferred stock and common stock for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of registration fees relating to the registration of debt and equity securities hereby until such fees become payable in connection with an offering of such debt and equity securities.

PROSPECTUS

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

(972) 562-9004

DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK, AND UNITS OF SECURITIES

By this prospectus, Independent Bank Group, Inc. may offer from time to time:

•	Senior debt securities of one or more series;

•	Subordinated debt securities of one or more series;

•	shares of its common stock;

•	shares of one or more series of its preferred stock; and

•	units of a combination of one or more of the above types of our securities

In addition, this prospectus may be used to offer securities for the account of selling securityholders.

When Independent Bank Group, Inc. or selling securityholders offer our securities for sale, we or they will provide you with a prospectus supplement describing the terms of the specific issue of our securities being offered, including the price at which those securities are being offered to the public.

We or any selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, as described in more detail below under “Plan of Distribution” or in any accompanying prospectus supplement

You should read this prospectus and any accompanying prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered to you.

Our common stock is listed for trading on The Nasdaq Stock Market LLC Global Select Market, or NASDAQ Global Select Market, under the symbol “IBTX.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed for trading on any exchange. If we decide to apply to list any such securities for trading on a securities exchange upon their issuance, the prospectus supplement relating to those securities will disclose the exchange on which we will apply to have those securities listed for trading.

Investing in our securities involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, and in any of our subsequently filed quarterly and current reports that are incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should carefully read this prospectus together with the documents we incorporate by reference and any accompanying prospectus supplement before you invest in our securities.

This prospectus is not an offer to sell any securities other than the securities offered hereby. This prospectus is not an offer to sell securities in any jurisdictions or in any circumstances in which such an offer is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The offered securities are not savings accounts, deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is June 16, 2017.

You should rely only on the information contained in or incorporated by reference in this prospectus and in the applicable prospectus supplement deciding whether to invest. We have not, and no selling securityholder has, authorized anyone to give oral or written information about this offering, our Company, or the securities offered hereby that is different from the information included or incorporated by reference in this prospectus. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the automatic “shelf” registration process offered to “well-known seasoned issuers” as described in Rule 405 of the SEC under the Securities Act of 1933, or the Securities Act. Under this automatic shelf registration statement, we and selling securityholders may offer and sell, from time to time and in one or more offerings, either separately or together, shares of our common stock, shares of one or more series of our preferred stock, senior debt securities of one or more series, and subordinated debt securities of one or more series and unit purchase agreements as described in this prospectus and an applicable prospectus supplement.

Each time we or selling securityholders sell securities we and the selling securityholders will provide a prospectus supplement containing specific information about the terms of the securities being offered thereby. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and information in any prospectus supplement, you should rely on the information in the applicable prospectus supplement, which will be controlling. You should carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” or incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference.”

References in this prospectus to “our Company,” “we,” “us” and “our” are to Independent Bank Group, Inc. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, unit purchase agreements we may offer and the securities that may be offered by selling securityholders collectively as “offered securities.”

ABOUT INDEPENDENT BANK GROUP, INC.

Independent Bank Group, Inc. is incorporated in Texas and is a bank holding company registered under the Bank Holding Company Act of 1956. We are based in McKinney, Texas, and conduct our operations primarily through our bank subsidiary, Independent Bank. Independent Bank provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals from banking offices located throughout Texas, including in the Dallas-Fort Worth, Austin/Central Texas, and Houston areas, as well as in Colorado. Our common stock is traded on the NASDAQ Global Select Market under the symbol “IBTX.”

Our principal executive offices are located at 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069-3257. Our telephone number is (972) 562-9004. Our website is www.ibtx.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider that information to be, a part of this prospectus.

RISK FACTORS

An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors set forth in our most recent Annual Report on Form 10-K filed with the SEC (our “Latest Form 10-K”), under the heading “Risk Factors,” as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the Latest Form 10-K that are incorporated by reference in this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity. In any case, the value of the securities offered by means of this prospectus and any applicable prospectus supplement could decline and you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act. These forward-looking statements include information about our possible or assumed future results of operations, including our future revenues, income, expenses, provision for taxes, effective tax rate, earnings per share and cash flows, our future capital expenditures and dividends, our future financial condition and changes therein, including changes in our loan portfolio and allowance for loan losses, our future capital structure or changes therein, the plan and objectives of management for future operations, our future or proposed acquisitions, the future or expected effect of acquisitions on our operations, results of operations and financial condition, our future economic performance and the statements of the assumptions underlying any such statement. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is estimated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. The forward-looking statements that we make are based on our current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect our future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. These possible events or factors include, but are not limited to:

•	our ability continue to sustain our current internal growth rate and total growth rate;

•	changes in geopolitical, business and economic events, occurrences and conditions, including changes in rates of inflation or deflation, nationally, regionally and in our target markets, particularly in Texas and Colorado;

•	our dependence on our management team, including our Chief Executive Officer, David R. Brooks, and our ability to attract, motivate and retain qualified personnel;

•	the concentration of our business within the geographic areas of operation in Texas and Colorado;

•	changes in asset quality, including higher levels of nonperforming loans and loan charge-offs;

•	deposit attrition, changes in operating costs, customer loss and business disruption before and after our acquisition of other financial institutions, if any, as well as difficulties in maintaining relationships with employees;

•	the effects of the combination of the operations of financial institutions that we acquire with our operations and the operations of Independent Bank, the effects of the integration of such operations being unsuccessful, and the effects of such integration being more difficult, time-consuming or costly than expected or not yielding the cost savings that we expect;

•	the quality of the assets of financial institutions and companies that we acquire being different than we determine in our due diligence investigation in connection with the acquisition of such financial institutions and any inadequacy of loan loss reserves relating to, and exposure to unrecoverable losses on, loans acquired;

•	concentration of the loan portfolio of Independent Bank, before and after the completion of acquisitions of financial institutions, in commercial and residential real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate;

•	the ability of Independent Bank to make loans with acceptable net interest margins and levels of risk of repayment and to otherwise invest in assets at acceptable yields and presenting acceptable investment risks;

•	inaccuracy of the assumptions and estimates that the managements of our Company and financial institutions that we acquire make in establishing reserves for probable loan losses and other estimates;

•	the liquidity of, and changes in the amounts and sources of liquidity available to, us, before and after the acquisition of any financial institutions that we acquire;

•	material increases or decreases in the amount of deposits held by Independent Bank or other financial institutions that we acquire;

•	regulatory requirements to maintain higher minimum capital levels;

•	our access to the debt and equity markets and the overall cost of funding our operations;

•	changes in market interest rates that affect the pricing of the loans and deposits of each of Independent Bank and the financial institutions that we acquire and the net interest income of each of Independent Bank and the financial institutions that we acquire;

•	changes in the cost of deposits to Independent Bank;

•	fluctuations in the market value and liquidity of the securities held by Independent Bank;

•	the development of products and services that appeal to our customers and consumer demand in general for Independent Bank’s products and services;

•	effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•	changes in economic and market conditions that affect the amount and value of the assets of Independent Bank and financial institutions we acquire;

•	the institution and outcome of, and costs associated with, litigation and other legal proceedings against one or more of us, Independent Bank, and financial institutions that we acquire or to which any of such entities is subject;

•	our ability to continue to identify acquisition targets and successfully acquire desirable financial institutions to sustain our growth, to expand our presence in our markets and to enter new markets;

•	the occurrence of market conditions adversely affecting the financial industry generally;

•	the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by regulators, and changes in federal governmental policies, including as a result of initiatives of the administration of President Donald J. Trump;

•	changes in accounting policies, practices and auditing standards adopted by regulatory agencies, the Financial Accounting Standards Board, the SEC and Public Company Accounting Oversight Board, as the case may be;

•	governmental monetary and fiscal policies;

•	changes in the scope and cost of FDIC insurance and other coverage;

•	the effects of war or other conflicts, acts of terrorism (including cyberattacks) or other catastrophic events, including storms, droughts, tornadoes and flooding, that may affect general economic conditions;

•	an increase in the rate of personal or commercial customer bankruptcies;

•	technology-related changes that are harder to make or are more expensive than expected;

•	attacks on the security of, and breaches of, our or Independent Bank’s digital information systems, the costs we or Independent Bank incur to provide security against such attacks and any costs and liability we or Independent Bank incur in connection with any breach of those systems; and

•	the other factors that are described or referenced above under the caption “Risk Factors” and in Part I, Item 1A. of our most recently filed Annual Report on Form 10-K under the caption “Risk Factors.”

We urge you to consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by us. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in that forward-looking statement. Any forward-looking statement made in this prospectus or made by us in any report, filing, document or information incorporated by reference in this prospectus, speaks only as of the date on which it is made. We undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that these assumptions or bases have been chosen in good faith and that they are reasonable. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this prospectus or incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated are set forth in the table below. As of March 31, 2017, we did not have any shares of preferred stock outstanding. For the period April 15, 2014, through January 14, 2016, we had 23,938.35 shares of our Series A Preferred Stock that were issued and outstanding. Such shares of Series A Preferred Stock were redeemed on January 14, 2016.

The ratio of earnings to fixed charges is computed by dividing (i) income from continuing operations before income taxes and fixed charges by (ii) total fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing (y) income from continuing operations before income taxes and fixed charges by (z) total fixed charges and preferred stock dividends.

For purposes of computing these ratios:

•	earnings consist of income before income taxes plus fixed charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases.

	Three Months Ended March 31,		Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits	7.76x	8.68x	8.16x	7.58x	7.26x	5.37x	4.37x
Including Interest on Deposits	3.68	4.06	3.94	3.78	3.65	2.95	2.29
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends Requirements:
Excluding Interest on Deposits	7.76x	8.65x	8.15x	7.38x	7.09x	5.37x	4.37x
Including Interest on Deposits	3.68	4.06	3.94	3.74	3.62	2.95	2.29

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities by us for general corporate purposes, including:

•	maintenance of consolidated capital to support our growth, enabling us to continue to satisfy our regulatory capital requirements;

•	contributions of capital to Independent Bank to support Independent Bank’s growth, enabling it to continue to satisfy its regulatory capital requirements;

•	financing of acquisitions of financial institutions; and

•	refinancing, reduction or repayment of debt.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds from the sale of offered securities, we expect to either deposit such net proceeds in deposit accounts or invest them in short-term obligations.

We will not receive proceeds from sales of securities by selling securityholders except as otherwise stated in an applicable prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we or selling securityholders may offer. The particular material terms of the securities offered by a prospectus supplement, to the extent not described in this prospectus, will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also supplement, where applicable, material U.S. federal income tax considerations relating to the offered securities, and will contain information regarding the securities exchange, if any, on which the offered securities will be listed. The descriptions of our securities being offered appearing herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents that govern those securities and whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.

We may offer and sell from time to time, in one or more offerings, the following:

•	senior debt securities of one or more series;

•	subordinated debt securities of one or more series;

•	shares of our common stock;

•	shares of one or more series of our preferred stock; and/or

•	unit purchase agreements under which investors would acquire units of two or more of the foregoing securities.

Selling securityholders may offer and sell from time to time, in one or more offerings, shares of our common stock or other securities owned by the selling securityholders.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior debt securities and subordinated debt securities, which in each case will be unsecured, direct, general obligations of our Company.

The senior debt securities will rank equally in right of payment with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to our senior indebtedness, including our senior debt securities as described below under “—Subordinated Debt

Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions under the heading “Description of Debt Securities,” we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries, if any.

We will issue senior debt securities under a senior debt indenture, dated June 25, 2014, and issue subordinated debt securities under a subordinated debt indenture, dated June 25, 2014, which indentures will be, in each case, between us and Wells Fargo Bank, National Association, in its capacity as the indenture trustee. We refer to the senior debt indenture or subordinated debt indenture, together with any applicable supplemental indentures thereto, in this prospectus as an “indenture” and collectively as the “indentures.” The indentures permit one or more series of senior debt securities or subordinated debt securities, as the case may be, to be established and issued thereunder. Any such series of senior debt securities or subordinated debt securities and their terms and conditions will be established by means of the adoption of a supplemental indenture, the adoption of a resolution of our board of directors or the adoption of a resolution of our board of directors and the action of certain officers of our Company acting pursuant to authority delegated to them by such resolution of the board and evidenced by an officers’ certificate setting forth the terms and conditions of the series of debt securities established by that resolution and the action of such authorized officers. Generally, multiple series of debt securities will vary from one another with regard to the rate at which interest accrues on such debt securities and the term of such debt securities, and the senior debt securities and subordinated debt securities will vary from one another with regard to the priority of payment.

The indentures meet the requirements of the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act” and will be qualified under and governed by the Trust Indenture Act. The trustee meets the requirements of the Trust Indenture Act for trustees under indentures being qualified under the Trust Indenture Act.

The descriptions under the heading “Description of Debt Securities” relating to the senior debt securities and subordinated debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the indentures and senior and subordinated debt securities and the further descriptions in the applicable prospectus supplement. A copy of each indenture has been filed with the SEC and incorporated by reference as an exhibit to the registration statement that includes this prospectus and will be available for review as described under the heading “Where You Can Find More Information” above. We will file a copy of each supplemental indenture, board resolution and board resolution and related officers’ certificate establishing a series of debt securities and setting the respective series’ terms and conditions with the SEC in connection with the offer and sale of the first debt securities of such series to be offered and sold and will file the form of debt security representing the debt securities of such series with the SEC in connection with the offering of such debt securities. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

Except as set forth in the indentures and described in the prospectus supplements, the indentures do not limit the amount of senior debt securities or subordinated debt securities we may issue under the indentures. In the event that our revolving credit facility with U.S. Bank, National Association, and Frost Bank is still in place, we would need to seek the approval of U.S. Bank and Frost Bank to issue any senior debt securities. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in an indenture and described in a prospectus supplement, we may, from time to time, issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional debt securities issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series. In certain instances, additional debt securities of a series sold may be issued with a different CUSIP number from that assigned to previously issued debt securities of that issue.

We intend for the debt securities of each subordinated debt series to have such terms and conditions as will permit the subordinated debt securities that we issue and sell to investors to qualify as Tier 2 capital under the regulatory capital requirements for bank holding companies. As a result, the subordinated debt securities of each subordinated debt series will have a minimum term of five years, will be unsecured, will not have credit-sensitive features or other provisions that are inconsistent with safe and sound banking practice, and will have limited events of default and other provisions that will permit holders of the subordinated debt securities to accelerate payment of principal of, or interest on, any of the subordinated debt securities only upon the occurrence of any event other than our bankruptcy.

Terms and Conditions of Debt Securities to be Described in the Prospectus Supplement

The prospectus supplement relating to any debt securities of a series that we may offer will set forth the price or prices at which the debt securities will be offered to the public and the specific terms and conditions of the debt securities of that series to the extent such terms and conditions are not described in this prospectus. The prospectus supplement will set forth the aggregate principal amount of the debt securities of a series being offered by means of such prospectus supplement and the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be offered and sold to the public. Each series of debt securities will be established and its terms and conditions set by a supplemental indenture. These terms and conditions of the debt securities may include, without limitation, the following:

•	the title and amount of the series of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities of such series that may be issued;

•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of the debt securities of the series;

•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities of the series will be payable and any rights of extension;

•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates, at which the debt securities of the series will bear interest, if any;

•	the date or dates from which any interest will accrue on the debt securities of the series, the date or dates on which accrued interest will be payable and the regular related record dates for the payment of accrued interest;

•	the place or places where payments of principal, interest or premium, if any, will be payable, where the debt securities of the series may be surrendered for registration of transfer or exchange, and where notices or demands to or upon us may be served;

•	the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, at our option, if we are to have such an option;

•	with respect to our subordinated debt securities, the terms of the subordination of those debt securities in the right of payment to our senior indebtedness;

•	prepayment rights, if any, applicable to the debt securities of the series and any premium payable in connection with any such prepayment;

•	our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which, and the other terms and conditions upon which, the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which the amounts are to be determined;

•	affirmative, negative and, in the case of our senior debt securities, financial covenants applicable with respect to the debt securities of the series;

•	any additions to, modifications of, or deletions from the terms of the debt securities of the series with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the indenture;

•	whether the debt securities of the series will be issued in certificated or book-entry form;

•	the denomination of the debt securities of the series, if other than $1,000 and any integral multiple thereof;

•	if the debt securities of the series will be initially issuable in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	the conditions upon which definitive debt securities of the series will be issued to beneficial owners;

•	the applicability, if any, of the discharge, defeasance and covenant defeasance provisions of the indenture to the debt securities of the series and any additional or different terms on which such debt securities may be discharged or defeased;

•	whether the debt securities of the series can be converted into or exchanged for other securities of our Company, and the related terms and conditions;

•	in the case of our subordinated debt securities, provisions relating to any modification of the subordination provisions of the subordinated debt securities of the series, which are described elsewhere in this prospectus;

•	whether the debt securities of the series will be sold as part of units consisting of debt securities, common stock and/or preferred stock;

•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities of the series; and

•	any other terms of the debt securities of the series not inconsistent with the provisions of its applicable indenture.

Unless otherwise specified in the applicable prospectus supplement relating to the debt securities of a particular series, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. The debt securities sold on that basis may be original issue discount, or OID, securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes are described in this prospectus and will be supplemented in the applicable prospectus supplement.

Special federal income tax, accounting and other considerations applicable to debt securities, the principal, premium, if any, or interest of which may be determined by reference to an index, formula or other method will be described in the applicable prospectus supplement.

Except as may be otherwise set forth in the prospectus supplement by which we offer particular debt securities, the indentures do not contain any provisions that would limit our ability to incur indebtedness, including indebtedness senior to the debt securities, or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving our Company. The indentures do not contain specific provisions that would afford debt securityholders protection in the event of a change of control, although such provisions may be included in the terms and conditions of the debt securities of a series by means of the supplemental indenture establishing that series. You should refer to the applicable prospectus supplement for information with respect to the deletion, modification or addition of any of the events of default or covenants that may be included in the debt securities of a series that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

For purposes of the descriptions under the heading “Description of Debt Securities,” “subsidiary” means a corporation, a partnership, business or statutory trust, or a limited liability company a majority of the outstanding voting equity securities or a majority of the voting membership or partnership interests or beneficial interests in a trust, as the case may be (collectively, referred to as “voting equity securities”), of which is owned or controlled, directly or indirectly, by us or by one or more of our other subsidiaries. For the purposes of this definition, “voting equity securities” means securities having voting power for the election of directors, managers, managing partners or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as either bearing interest at a fixed rate of interest or bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement. As used in the indentures, the term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in Dallas, Texas.

Fixed Rate Debt Securities

If a series of debt securities being offered pursuant to this prospectus will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities or at such other intervals as are established in the terms of the debt securities of a particular series. If the maturity date, any redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, and interest on the next business day, and no interest will accrue on, from and after the maturity date, the redemption date or that interest payment date. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If a series of debt securities being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement and as otherwise set forth below. Each floating rate debt security will have an interest rate basis or formula.

The floating rate debt securities may have a maximum or minimum rate limitation. In no event, however, will the rate of interest on the debt securities be higher than the maximum rate of interest permitted by Texas law as that law may be modified by United States law of general application.

The trustee or another bank or investment banking firm designated by us will act as the calculation agent for floating rate debt securities and, in that capacity, will compute the interest accruing on the debt securities unless otherwise specified in the applicable prospectus supplement.

If any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or a redemption date) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day. If the maturity date of such debt securities (or a tax or other redemption date, if earlier than the stated maturity date for those debt securities) falls on a day which is not a business day, then we will make the required payment of principal, premium, if any, and interest on the following day which is a business day, as if it were made on the date the payment was due. Interest will not accrue on, from or after the stated maturity date (or any tax or other redemption date) as a result of this delayed payment.

The calculation agent will reset the rate of interest on the debt securities of a series bearing interest at a floating rate on each interest payment date. If any of the interest reset dates for the debt securities is not a business day, that interest reset date will be postponed to the next succeeding business day, unless that day is in the next succeeding calendar month, in which case the interest reset date will be the immediately preceding business day. The interest rate set for the debt securities on a particular interest reset date will remain in effect during the interest period commencing on that interest reset date. Each interest period will be the period from and including the interest reset date to but excluding the next interest reset date or until the maturity date of the debt securities, as the case may be. The interest reset date relating to each interest period will be determined as set forth in the terms of each series of floating rate debt securities.

All percentages resulting from any calculation will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. Dollar amounts used in any calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

The calculation agent will promptly notify the trustee of each determination of the interest rate, as well as of the interest period, the amount of interest expected to accrue for that interest period and the interest payment date related to each interest reset date, as soon as such information becomes available. The trustee will make such information available to the holders of the relevant debt securities upon request. The calculation agent’s determination of any interest rate and its calculation of the amount of interest for any interest period will be final and binding in the absence of a manifest error.

So long as floating rate debt securities of a series are outstanding, we will at all times maintain a calculation agent as to the debt securities of that series. We will appoint a bank, trust company, investment banking firm or other financial institution to act as the successor calculation agent to the trustee or any of its successors in that capacity in the event that:

•	any calculation agent is unable or unwilling to act;

•	any calculation agent fails duly to establish the floating interest rate for a series of floating rate debt securities; or

•	we propose to remove any calculation agent.

Ranking

Senior Debt Securities

The senior debt securities of a series that we issue under the senior debt indenture will rank equally in right of payment of the principal of and premium, if any, and interest on such senior debt securities with all of our other unsecured and unsubordinated debt, including the senior debt securities of any other series.

Subordinated Debt Securities

As provided in the subordinated debt indenture and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on the subordinated debt securities of any series, including amounts payable on any redemption or repurchase in accordance with the terms of such subordinated debt securities, will be subordinated to the extent and in the manner provided in the terms of the subordinated debt securities of a series in right of payment to the prior payment in full of all of our senior indebtedness, which is defined below. If there is a distribution to our creditors in a liquidation or winding up of our Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to our Company, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, holders of our senior debt securities and general creditors of our Company may recover more of the indebtedness of our Company owed to them, ratably, than will the holders of subordinated debt securities in the event of a distribution of assets upon bankruptcy, reorganization, insolvency, receivership or similar proceeding, or a liquidation, termination or winding up of our Company.

The supplemental indenture, board resolution or board resolution and related officers’ certificate establishing a series of subordinated debt securities will set forth the terms and conditions under which, if any, we will not be permitted to pay some or all of the principal of or premium, if any, or interest on the subordinated debt securities of a series upon the occurrence of an event of default or other circumstances arising under or with respect to senior indebtedness of our Company, including senior debt securities.

As discussed above, the indentures may place no limitation on the amount of indebtedness that we may incur, and the subordinated debt indenture will not limit the amount of debt senior to the subordinated debt securities of any series that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

“Senior indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to our Company, on, or substantially similar payments we will make in respect of the following categories of indebtedness, whether that indebtedness was outstanding at the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

•	“existing senior indebtedness,” which means our indebtedness in the amount of $35.0 million that may be incurred pursuant to our revolving credit facility under which U.S. Bank, National Association, is the lender and any renewal or extension thereof or any new facility replacing or refinancing such revolving credit facility;

•

our other indebtedness evidenced by notes, debentures, or bonds or other securities, whether issued under the provisions of any indenture (including indentures other than the senior debt indenture), fiscal agency agreement, debenture or note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

•	our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;

•	our obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which we are a party or otherwise;

•	indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in our consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

•	obligations under various hedging and similar arrangements and agreements, including interest rate and currency hedging agreements and swap and nonswap forward agreements;

•	all our obligations issued or assumed as the deferred purchase price of property or services other than trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	deferrals, renewals or extensions of any of the indebtedness or obligations described in the eight clauses above.

However, “senior debt” excludes:

•	any indebtedness, obligation or liability referred to in the nine clauses above as to which, in the instrument creating, governing or evidencing that indebtedness, obligation or liability, it is expressly provided that such indebtedness, obligation or liability is not senior in right of payment to, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of our Company, including subordinated debt securities of one or more series;

•	any indebtedness, obligation or liability that is subordinated to other of our indebtedness, obligations and liabilities to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

•	the subordinated debt securities issued pursuant to the subordinated debt indenture and our outstanding junior subordinated indentures and, unless expressly provided in the terms thereof, any of our indebtedness to our subsidiaries.

As used above, the term “purchase-money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.

The applicable prospectus supplement and supplemental indenture may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.

Structural Subordination

Because our Company is a holding company, our cash flows and consequent ability to service our obligations, including both our senior debt securities and subordinated debt securities, are dependent on dividends, distributions and other payments of earnings and other funds by our subsidiaries, particularly Independent Bank, to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. For example, various banking laws applicable to Independent Bank limit the payment of dividends and other distributions by Independent Bank to us, and may, therefore, limit our ability to pay accrued interest owing on our outstanding senior debt securities and subordinated debt securities on any interest payment date or the principal of such senior debt securities and subordinated debt securities at their maturity. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of the our subsidiaries, because any right of our Company to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s secured and unsecured creditors. If our Company itself is recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by our Company. Claims from creditors (other than us) on our subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and trade payables. Any capital loans that we make to Independent Bank would be subordinate in right of payment to deposits and to other indebtedness of Independent Bank.

Unsecured Obligations

Our senior debt securities and subordinated debt securities will be unsecured.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be converted into or exchanged for other of our securities. These terms will include whether conversion or exchange will be mandatory, at our option or at the option of the holder. We will also describe in the applicable prospectus supplement relating to any such convertible or exchangeable debt securities how we will calculate the amount or number of our other securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price or exchange ratio and other terms related to conversion or exchange and any antidilution protections.

Redemption of Securities

We may redeem the debt securities, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement. If we exercise that redemption option, we will notify the trustee and the registrar of the redemption date and of the principal amount of debt securities of the series to be redeemed.

Notice of redemption will be given to each holder of the debt securities to be redeemed at their addresses, as shown on the security register, at least 60 days prior to the date set for such redemption. The notice will set forth: the redemption date; the price at which the debt securities will be redeemed; if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities maturing after the redemption date are to be surrendered for payment of the price at which such debt securities will be redeemed; and the CUSIP number applicable to the debt securities to be redeemed.

At or prior to the opening of business on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the price at which the debt securities will be redeemed will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue on and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the price set for such redemption.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed proportionately, by lot or in a manner it deems fair and appropriate or as required by law. Any of the debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to you without service charge, new debt securities of the same series, containing identical terms and conditions, of any authorized denominations as requested by you, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the debt securities you surrender.

Payment and Paying and Transfer Agent

We will make all payments of principal of and premium, if any, and interest on the debt securities of each series offered pursuant to this prospectus to the depository for the debt securities of that series, which will be The Depository Trust Company, or DTC, for so long as those debt securities remain in book-entry form. If certificated securities are issued as to the debt securities of any series, we will pay the principal of and the premium, if any, and interest on those debt securities by wire transfer in accordance with the instructions given to us by the holders of those debt securities. Except as otherwise noted below, all other payments with respect to certificated debt securities will be made at the office or agency of the paying agent within Dallas, Texas unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Under the terms of the indentures, we and the trustee will treat the registered holder of such debt securities (i.e., DTC (or its nominee)) as the owner thereof for all purposes, including the right to receive payments and for all other purposes. Consequently, neither we nor the trustee or any of our respective agents has or will have any responsibility or liability for:

•	any aspects of the records of DTC or any direct or indirect participant therein relating to or payments made on account of any such debt securities, any such payments made by DTC or any direct or indirect participant therein, or maintaining, supervising or reviewing the records of DTC or any direct or indirect participant therein relating to or payments made on account of any such debt securities; or

•	DTC or any direct or indirect participant therein. Payments by participants to the beneficial owners of our debt securities held through participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name.”

We will maintain an office or agency in Dallas, Texas, where debt securities of each series may be presented for registration of transfer or for exchange and an office or agency where such debt securities may be presented and surrendered for payment. Wells Fargo Bank, National Association, the trustee under the indentures, will also be the registrar and paying agent for the debt securities of each series unless it resigns from such position or it is otherwise replaced in such capacities as provided in the applicable indentures. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Same-Day Settlement

The debt securities will trade in the same-day funds settlement system in the United States until maturity. Purchases of debt securities in secondary market trading must be settled in immediately available funds. See “Book Entry Issuance.”

Denomination, Payment, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities of a series in denominations of $1,000 or integral multiples of $1,000.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on the debt securities of any series at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the indenture or supplemental indenture.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor but in different, authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent in addition to the applicable trustee, which additional transfer agent is initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem the debt securities of any series, neither we nor any trustee will be required to:

•	issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We will issue global securities in registered form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities of any series, as well as the obligations of the applicable trustee with respect to the debt securities of such series, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary and/or participant of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have a note or certificate representing his or her debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities unless the conditions for issuance of physical certification are met;

•	the investor must look to his or her bank or brokerage firm or related DTC participant for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system and settled using same-day funds.

The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will be exchanged for physical certificates representing debt securities represented by the global securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security is exchanged for physical certificates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders of the debt securities represented by the global security.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1) either:

•	our Company is the continuing entity; or

•	the successor entity, if other than our Company, formed by or resulting from any consolidation or merger, or which has received the transfer of our properties and assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture; and

(2) immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of that transaction as having been incurred by us at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice, the lapse of time or both, would become an event of default will have occurred and be continuing.

The conditions described in (1) and (2) above would not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risk or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

Any covenants of our Company in addition to, and/or modifications to, the covenant relating to mergers, consolidations and sales of assets described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or incurrence of liens or any affirmative covenants, other negative covenants or financial covenants, will be set forth in the indenture and described in the prospectus supplement relating to that series of debt securities.

Unless the applicable prospectus supplement indicates otherwise, the indentures do not contain a restrictive covenant on the incurrence of debt of the type described above, nor do they contain any other provision which restricts us from, among other things:

•	incurring or becoming liable on any secured or unsecured senior or subordinated indebtedness or general obligations; or

•	paying dividends or making other distributions on our capital stock; or

•	purchasing or redeeming our capital stock; or

•	creating any liens on our property for any purpose.

Events of Default; Right to Accelerate

Senior Debt Securities. Under the senior debt indenture, but subject to any modifications or deletions provided in any supplemental indenture, a board resolution, or a board resolution and related officers’ certificate with respect to or establishing the terms and conditions of the senior debt securities of any specific series, an event of default will occur with respect to the senior debt securities upon the occurrence of any of the following events:

•	failure to pay any installment of interest payable on any senior debt security of the series for 30 days;

•	failure to pay principal of, or premium, if any, on, any senior debt security of the series when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

•	default in making any sinking fund payment when due, for any senior debt security of the series;

•

default in the performance or breach of any other covenant or warranty of our Company contained in the senior debt indenture, other than a covenant added to the senior debt indenture solely for the benefit of any other series of senior debt securities issued under that senior debt indenture, continuing for 90 days after written notice as provided in the senior debt indenture;

•	the entry by a court having proper jurisdiction of a decree or order for relief in respect of us (or, in each case, any significant subsidiary of ours) in an involuntary case or proceeding under any bankruptcy, insolvency, reorganization or similar law or adjudging us bankrupt or insolvent or approving as properly filed a petition seeking our reorganization, arrangement, adjustment or composition or appointing a custodian, receiver, liquidator, assignee, trustee or similar official for us or of any substantial part of our property, or ordering our winding up or liquidation and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days;

•	if we (or, in each case, any significant subsidiary of ours) commence a voluntary case or proceeding under any bankruptcy, insolvency, reorganization law or to be adjudicated a bankrupt or insolvent, or we consent to the entry of a decree or order for relief in an involuntary case or proceeding under any bankruptcy, insolvency, reorganization or similar law, to the commencing of any bankruptcy or insolvency case or proceeding or to the filing of any petition or appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee or similar official for us or of any substantial part of our property or any assignment for the benefit of our creditors or our taking of any action in furtherance of such action;

•	default in the delivery of any shares of common stock or other securities or property when required to be delivered upon the conversion of, or the exchange of, any senior debt securities of a series and that default continues for a period of 10 days; or

•	any other event of default as is described in the prospectus supplement relating to any series of senior debt securities being offered for sale.

If any bankruptcy or insolvency-related event of default described above occurs, the principal amount and interest on the senior debt securities will become immediately due and payable, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the senior debt securities. If any other event of default described above or established as a term of the senior debt securities of a series occurs and is continuing, the senior debt trustee or the holders of 25% of the aggregate principal amount of the outstanding senior debt securities of that series may accelerate the maturity of the outstanding senior debt securities of that series and declare the principal of and accrued and unpaid interest on such senior debt securities to be immediately due and payable. Upon such a declaration, the principal of (or such lesser amount as may be provided for in the terms of the senior debt securities of that series) and all accrued and unpaid interest on such senior debt securities will become immediately due and payable upon notice of such declaration being given in writing to the Company and, if the acceleration is by the holders, the senior debt trustee. At any time after a declaration of acceleration with respect to the senior debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding senior debt securities of that series may rescind and annul the consequences of the event of default, but only if certain conditions have been satisfied.

Subordinated Debt Securities. Under the subordinated debt indenture, but subject to any modifications or deletions provided in any supplemental indenture, a board resolution, or a board resolution and related officers’ certificate with respect to any specific series of subordinated debt securities, an event of default will occur with respect to the subordinated debt securities upon the occurrence of any of the following events:

•	failure to pay any installment of interest payable on any subordinated debt security of the series for 30 days;

•	failure to pay principal of, or premium, if any, on, any subordinated debt security of the series when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

•	default in making any sinking fund payment when due, for any subordinated debt security of the series;

•	default in the performance or breach of any other covenant or warranty of our Company contained in the subordinated debt indenture, other than a covenant added to the subordinated debt indenture solely for the benefit of any other series of subordinated debt securities issued under that subordinated debt indenture, continuing for 90 days after written notice as provided in the subordinated debt indenture;

•	the entry of a decree or order for relief in respect of our Company by a court having jurisdiction in the premises in an involuntary proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code as now or hereafter in effect, and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days;

•	if we commence a bankruptcy or insolvency proceeding or consent to the entry of an order in an involuntary proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code as now or hereafter in effect; or

•	such other events of default as are described in the prospectus supplement relating to any series of subordinated debt securities being offered for sale.

If an event of default based on the entry of a decree or order for relief in a bankruptcy or insolvency proceeding or the commencement by us of a bankruptcy or insolvency proceeding or our consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding that adjudicates us as being insolvent occurs, the principal amount and interest on the subordinated debt securities shall become immediately due and payable, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the subordinated debt securities. Unless the terms of the subordinated debt securities of a series provide otherwise, if any non-insolvency event of default described above or established as a term of the subordinated debt securities of a series occurs and is continuing, the subordinated debt trustee or the holders of 25% of the aggregate principal amount of the outstanding subordinated debt securities of that series may accelerate the maturity of the outstanding subordinated debt securities of that series and declare the principal of and accrued and unpaid interest on such subordinated debt securities to be immediately due and payable. Upon such a declaration, the principal of (or such lesser amount as may be provided for in the terms of the senior debt securities of that series) and all accrued and unpaid interest on such subordinated debt securities will become immediately due and payable upon notice of such declaration being given in writing to our Company and, if the acceleration is by the holders, the subordinated debt trustee. At any time after a declaration of acceleration with respect to the subordinated debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding subordinated debt securities of that series may rescind and annul the consequences of the event of default, but only if certain conditions have been satisfied.

We may offer subordinated debt securities of a series that we intend to qualify as “Tier 2 capital” under the federal regulatory rules and guidelines for bank holding company capital. For such subordinated debt securities to so qualify as “Tier 2 capital,” the maturity of such subordinated debt securities may not be accelerated upon the occurrence and continuation of an event of default unless the event of default is one based on the entry of a decree or order for relief in a bankruptcy or insolvency proceeding or the commencement by us of a bankruptcy or insolvency proceeding or our consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding as discussed above. Notwithstanding the discussion appearing above of the rights of the subordinated debt trustee or holders of subordinated debt securities to accelerate the maturity of such subordinated debt securities upon the occurrence of a non-insolvency event of default, the terms of the subordinated debt securities of a series intended to qualify as “Tier 2 capital” will expressly limit the rights of the subordinated debt trustee and the holders of the subordinated debt securities of such series to declare an acceleration of the maturity of such subordinated debt securities upon the occurrence of a non-insolvency default and such limitation will be described in any prospectus supplement by which we offer subordinated debt securities of that series for sale. As a consequence of that limitation, with respect to our subordinated debt securities of a series intended to qualify as “Tier 2 capital,” neither the trustee nor the holders of the subordinated debt securities of any series or any group of holders of any portion of the outstanding subordinated debt securities of one or more series will have the right to accelerate the subordinated debt securities of any series in the event of a default in the payment of principal of, or premium, if any, or interest on, the subordinated debt securities of that series or as a result of our nonperformance of any other covenant applicable to or obligation arising under the terms of the subordinated debt securities of that series or the subordinated debt indenture. If we default in our obligation to pay any interest on the subordinated debt securities when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the subordinated debt indenture and that default continues for any grace period, then the subordinated debt trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of subordinated debt securities of the performance of any covenant or agreement in the indenture. As a result of such limitations on the rights and remedies of the holders of subordinated debt securities of a series intended to qualify as “Tier 2 capital”, the holders of our senior debt securities, holders of our other senior indebtedness, holders of our subordinated debt securities of a series not intended to qualify as “Tier 2 capital” and our general creditors would be able to act to recover amounts owing to them prior to the holders of our subordinated debt securities.

Collection of Indebtedness

If an event of default relating to our failure to pay interest or principal, to make a sinking fund or analogous payment occurs with respect to the debt securities of a series issued under an indenture, we must pay to the applicable trustee for the benefit of the holders of the affected debt securities the amount of the principal of, and premium, if any, and accrued and unpaid interest on, such debt securities and, to the extent legally enforceable, interest on any such overdue amounts at the rate determined as prescribed in the terms of such debt securities. If we fail to pay such amounts, the applicable trustee may institute a suit against us to collect the amounts due and payable. If the debt securities as to which such a failure of payment occurs are subordinated debt securities intended to qualify as “Tier 2 capital,” the amounts we would be required to pay to the subordinated debt trustee upon such a failure of payment or performance would not include any principal, premium or interest that would not be due without the maturity of such subordinated debt securities being accelerated.

Trustee Action

The indentures provide that, subject to the duty of the trustee upon the occurrence of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of the affected series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the subject debt securities.

Limitations on Suits by Holders

No holder of debt securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the indentures, or for the appointment of a receiver or trustee, or for any other remedy under the indentures, unless:

•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the applicable debt securities;

•	the holders of not less than 25% in principal amount of the applicable debt securities shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;

•	such holder or holders have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities to be incurred in complying with such request;

•	the trustee for 60 days after its receipt of such notice, request, and offer of security or indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities.

In any event, the applicable indenture provides that no one or more of such holders of the debt securities of a series will have any right under such indenture to affect, disturb or prejudice the rights of any other holder of debt securities of any series issued under such indenture, or to obtain priority or preference over any of the other holders or to enforce any right under such indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities issued under that indenture.

Waiver

Each indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series issued under that indenture may waive any past default with respect to that series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest on any debt security of that series; or

•	in respect of a covenant or provision contained in that indenture that, by the terms of the indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

The trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the applicable indenture or for any remedy under such indenture, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of a series then outstanding under the applicable indenture unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series issued under the indenture, or of all subordinated debt securities then outstanding under the indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or of the applicable trustee exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status of the default.

Modification of an Indenture

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities issued under the indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

•	except as described in the prospectus supplement relating to such debt security:

•	extend the stated maturity of the principal of, or any installment of interest, or the premium, if any, on, any debt security;

•	reduce the principal amount of, or the rate at which interest accrues under, amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	extend the time of payment of interest on any debt security;

•	change any of the conversion, exchange or redemption provisions of any debt security;

•	change the place of payment, or the coin or currency for payment, of principal of, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms;

•	modify the ranking or priority of the securities;

•	reduce the percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with specific provisions of or certain defaults and consequences under the indenture, or to reduce the quorum or voting requirements set forth in the indenture; or

•	modify any of the provisions relating to the waiver of specific past defaults or compliance with specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by any such modification or amendment will have the right to waive our compliance with specific covenants in the indenture.

We and the trustee may modify and amend the applicable indenture without the consent of the holders of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities issued under the indenture;

•	to add or change any provisions of the indenture to permit or facilitate the issuance of debt securities in uncertificated form issued under the indenture, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provision of the indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created thereunder prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to secure the debt securities of any series issued under the indenture;

•	to establish the form or terms of debt securities of any series to be issued under the indenture;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity or correct any inconsistency in the indenture provided that the cure or correction does not adversely affect the holders of the debt securities issued under the indenture;

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued under the indenture, provided that the supplemental indenture does not adversely affect the interests of the holders of the debt securities of any series issued under the indenture in any material respect;

•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series issued under the indenture;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities to be issued under the indenture in the future;

•	to conform any provision in the indenture to the requirements of the Trust Indenture Act;

•	to make any change that does not adversely affect the legal rights under the indenture of any holder of debt securities of any series issued under the indenture, or

•	in the case of any subordinated debt security, to make any change in the subordinated provisions that limits or terminates the benefits applicable to the holder of any senior debt.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture governing such series of debt securities or whether a quorum is present at a meeting of holders of debt securities of such series:

•	the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•	the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or any affiliate of us or of any other obligor will be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We are permitted under each indenture to discharge specific obligations to holders of any series of debt securities issued under the indenture (i) that have not already been delivered to the applicable trustee for cancellation and (ii) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities of one or more series.

Defeasance and Covenant Defeasance

If the provisions in an indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of any series issued under that indenture, we may elect either:

•	defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities of a series, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•	covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with our obligations will not constitute an event of default with respect to the debt securities being defeased; in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on such debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established under an indenture if, among other things:

•	we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities being defeased will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default or any event which after notice or lapse of time or both would be an event of default has occurred and is continuing;

•	the defeasance or covenant defeasance will not result in a breach or violation of, or constitute an event of default under, the indenture, any senior debt or any other material agreement or instrument to which the Company is a party or by which it is bound;

•	certain other provisions set forth in the applicable indenture are met;

•	we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

•	in the case of the subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “—Ranking—Subordinated Debt Securities,” would prevent the Company from making payments of principal of and premium, if any, and interest on the subordinated debt securities being defeased at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

In the event we properly discharge and satisfy or effect a defeasance or covenant defeasance with respect to any subordinated debt securities, the subordination provisions of those subordinated debt securities will cease to cause those subordinated debt securities to be subordinate in right of payment to the payment in full of the senior indebtedness as defined for purposes of those subordinated debt securities. In such a circumstance, the funds or government obligations deposited in trust with the applicable trustee in connection with such discharge and satisfaction, defeasance or covenant defeasance may be applied to the payment of the principal of, and premium, if any, and interest on, the subordinated debt securities discharged and satisfied or the subject of defeasance or covenant defeasance prior to any or all of the senior indebtedness being paid in full.

A prospectus supplement by which we offer for sale debt securities of a particular series may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within such particular series.

Regarding the Trustee

Wells Fargo Bank, National Association, is the trustee under the indentures and, unless otherwise provided in a prospectus supplement relating to the offer of debt securities of a particular series, will also initially be the registrar and paying agent for each series of debt securities offered and sold pursuant to this prospectus. The trustee is a national banking association with offices in Dallas, Texas. From time to time, we may enter into banking or other relationships with the trustee or its affiliates.

The trustee has two main roles under the indentures. First, the trustee can enforce your rights against us if an event of default occurs with respect to any debt securities. See “—Events of Default; Limitations on Suits” and “—Notice” for certain information regarding the rights of the trustee upon the occurrence of an event of default. Second, the trustee performs certain administrative duties related to the debt securities of each series for us. The trustee is entitled, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of those holders.

The trustee may resign or be removed as the trustee under an indenture, and a successor trustee may be appointed by us or by the holders holding a majority in principal amount of the debt securities outstanding under the applicable indenture to act with respect to all of the debt securities outstanding under the applicable indenture. If the trustee resigns or is removed as trustee under one of the indentures, it may continue to serve as the trustee under the other indenture unless it resigns or is removed as trustee under the other indenture as described above.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under that indenture separate from the trust administered by any other such trustee as to a separate series of debt securities issued under that indenture. Except as otherwise indicated in this prospectus or the applicable prospectus supplement, a trustee may only take an action with respect to the debt securities of the particular series of debt securities for which it is trustee under an indenture.

Governing Law

The debt securities of each series and the indenture will be governed by, and construed in accordance with, the internal laws of the State of Texas.

DESCRIPTION OF COMMON STOCK

General

The following summarizes some of the important rights of the holders of shares of our common stock. This discussion does not purport to be a complete description of these rights. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Texas Business Organizations Code, or the TBOC, and our certificate of formation and bylaws.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of June 14, 2017, we had 27,790,144 outstanding shares of our common stock and no shares of any series of our preferred stock were outstanding. All of our shares of common stock outstanding at that date were fully paid and nonassessable. As of June 14, 2017, we had 430 holders of record of our common stock.

You should refer to the prospectus supplement relating to the shares of our common stock being offered for sale for the number of shares of our common stock being offered and the price per share to the public at which such shares of common stock are being offered.

Voting Rights

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders. No shareholder has the right of cumulative voting with respect to the election of directors.

At each meeting of the shareholders at which a quorum is present or represented, all corporate actions to be taken by vote of the shareholders shall be authorized by a majority of the votes cast by the shareholders entitled to vote thereon, present in person or represented by proxy at such meeting, and where a separate vote by class is required, a majority of the votes cast by the shareholders of such class, present in person or represented by proxy at such meeting, shall be the act of such class, unless, in each case, as otherwise required by law and except as otherwise provided in the certificate of formation or the bylaws.

In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, will be deemed elected. Our certificate of formation establishes a classified board of directors, with directors of each class serving a three-year term.

Unless otherwise agreed by two-thirds of the entire board of directors, any “fundamental action,” such as an amendment of our certificate of formation, a voluntary winding up under the Bankruptcy Code, a revocation of a voluntary decision to wind up, a cancellation of an event requiring winding up or a reinstatement after termination of our existence, or any “fundamental business transaction,” such as a merger, interest exchange, conversion or sale of all or substantially all of our assets, requires, in addition to any voting requirement of the TBOC, the vote of at least (i) two-thirds of the outstanding shares of any class entitled to vote on the fundamental action as a class by the terms of the certificate of formation and/or the bylaws and (ii) two-thirds of the outstanding shares of capital stock of all classes and series of capital stock entitled to vote generally in an election of directors. Such affirmative vote will be in lieu of any lesser vote otherwise provided by law or any agreement or contract to which we are a party, and shall be in addition to any class vote to which any class of our stock may be entitled by law.

Dividend Rights and Distributions

Holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor. We currently expect to continue to pay (when, as and if declared by our board of directors out of funds legally available for that purpose and subject to regulatory restrictions) regular quarterly cash dividends on our common stock; however, there can be no assurance that we will continue to pay dividends in the future. Future dividends on our common stock will depend upon our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to the common stock (including our Series A preferred stock discussed below under “Description of Series A Preferred Stock”) and other factors deemed relevant by our board of directors.

As a holding company, we are ultimately dependent upon our subsidiaries, particularly Independent Bank, to provide funding for our operating expenses, debt service and dividends. Various banking laws applicable to Independent Bank limit the payment of dividends and other distributions by Independent Bank to us, and may therefore, limit our ability to pay dividends on our common stock and Series A preferred stock. If required payments on our outstanding junior subordinated debentures held by our unconsolidated subsidiary trusts are not made or are suspended, we would be prohibited from paying dividends on our common stock and Series A preferred stock. Regulatory authorities could impose administratively stricter limitations on the ability of Independent Bank to pay dividends to us if such limits were deemed appropriate to preserve certain capital adequacy requirements.

Under the terms of the Series A preferred stock, we may not pay any dividends or make any other cash distributions on our common stock or repurchase or redeem any of our shares of our capital stock, including any equity securities or trust preferred securities issued by us or any of our affiliates, unless after giving effect to such repurchase or redemption, our Tier 1 capital would be at least equal to $79,376,715 and all dividends have been paid on the Series A preferred stock for the most recently completed quarterly dividend period (or sufficient funds have been reserved).

Liquidation Rights

In the event of the termination of our Company’s existence and its related winding up, the holders of our common stock will be entitled to share ratably in any assets remaining after payment of all debts and other liabilities, including the liquidation preference of any shares of our preferred stock outstanding at the time of the termination of our existence.

Other

Our common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision.

NASDAQ Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “IBTX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services, whose address is P.O. Box 64945, St. Paul, Minnesota 55164-0945.

Business Combinations under Texas Law

A number of provisions of Texas law, our certificate of formation and bylaws could have an anti-takeover effect and make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC, or the Texas Business Combination Law, which provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder.” For purposes of this law, an “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares, for a period of three years from the date that person became an affiliated shareholder. The law’s prohibitions do not apply if:

•	the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•	the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

We have more than 100 shareholders and are considered to be an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

•	the business combination of an issuing public corporation: where the corporation’s original certificate of formation or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its certificate of formation or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

•	a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three- year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

•	a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

•	a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our certificate of formation nor our bylaws contain any provision expressly providing that the Company will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a nonnegotiated merger or other business combination involving Independent, even if that event would be beneficial to our shareholders.

Certain Certificate of Formation and Bylaw Provisions Potentially Having an Anti-takeover Effect

Our certificate of formation and bylaws contain certain provisions that could have an anti-takeover effect and thus discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares. These provisions include:

•	authorization for our board of directors to issue shares of one or more series of preferred stock without shareholder approval;

•	the establishment of a classified board of directors, with directors of each class serving a three-year term;

•	a requirement that directors only be removed from office for cause and only upon a majority shareholder vote;

•	a provision that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

•	a prohibition of shareholder action by written consent, requiring all actions to be taken at a meeting of the shareholders;

•	the requirement that shareholders representing two-thirds of the outstanding shares of common stock approve all amendments to our certificate of formation or bylaws and approve mergers and similar transactions;

•	the requirement that any shareholders that desire to bring business before our annual meeting of shareholders or nominate candidates for election as directors at our annual meeting of shareholders must provide timely notice of their intent in writing;

•	the prohibition of cumulative voting in the election of directors; and

•	a limitation on the ability of shareholders to call special meetings to those shareholders or groups of shareholders owning at least 20% of all shares entitled to vote in the election of directors at a meeting.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of formation provides that our directors are not liable to our Company or our shareholders for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for:

•	any breach of the director’s duty of loyalty to our Company or our shareholders;

•	acts or omissions not in good faith that constitute a breach of the director’s duty to our Company;

•	acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director receives an improper benefit, whether or not the benefit resulted from an action taken with the scope of the director’s duties;

•	acts or omissions for which the liability of the director is expressly provided by an applicable statute; and

•	acts related to an unlawful stock repurchase or payment of a dividend.

Our certificate of formation also provides that we will indemnify our directors and officers, and may indemnify our employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Moreover, we have agreed, subject to certain conditions, to indemnify each of our directors and officers for any expenses, liabilities or obligations he or she incurs as a result of, or for any amount paid by him or her in settlement of, any proceeding to which he or she is a party or in which he or she is a witness as a result of their position with our Company or one of subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company pursuant to the foregoing provisions, or otherwise, our Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Since the terms of our certificate of formation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our certificate of formation and bylaws. If you would like to read our certificate of formation and bylaws, you may request a copy from us by following the directions under the heading “Where You Can Find More Information.”

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock that we may issue. The description below and in any prospectus supplement relating to the offer for sale of shares of a series of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of formation, as amended, and the applicable certificate of designation to our certificate of formation establishing the terms of the series of preferred stock being offered for sale by means of a prospectus supplement and our bylaws, as amended, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of formation, the applicable certificate of designation and our bylaws because they, and not the summaries, define your rights as a holder of shares of our preferred stock. See “Where You Can Find More Information” for additional information.

General

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.01 per share. As of June 15, 2017, no shares of any series of our preferred stock were issued or outstanding. Our certificate of formation, subject to limitations prescribed in our bylaws and subject to limitations prescribed by Texas law, authorizes the board of directors, from time to time by resolution or duly authorizing committee of the board and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares of a series including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As a result of its broad discretion with respect to the creation, establishment of the terms, and issuance of shares of a series of our preferred stock without shareholder approval, our board of directors could adversely affect the voting power of the holders of common stock or another series of preferred stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of our Company.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the shares of one or more series of preferred stock being offered for sale for the specific terms of that series, including:

•	the title and par value of the series of preferred stock being offered and the price per share at which such shares of the series of preferred stock are being offered to the public;

•	the number of shares of the series of preferred stock being offered;

•	the number of shares of preferred stock included in that series of preferred stock;

•	the liquidation preference per share of the preferred stock of such series;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the shares of the series of preferred stock being offered;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends on the shares of preferred stock being offered will accumulate;

•	the procedures for any auction and remarketing, if any, for the shares of preferred stock being offered;

•	the provisions for a sinking fund, if any, for the shares of preferred stock being offered;

•	the provisions for redemption, if applicable, of the shares of preferred stock being offered;

•	any listing of the shares of preferred stock being offered on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the shares of preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange ratio or price, or the manner of calculating the conversion or exchange ratio or price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the shares of preferred stock being offered;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the shares of preferred stock being offered;

•	the relative ranking and preferences of the shares of preferred stock being offered as to dividend rights to participate in our assets and rights upon winding up or termination of the affairs of our Company;

•	any limitations on the issuance of any series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights to participate in our assets upon winding up or termination of the affairs of our Company; and

•	any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock being offered.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights to participate in our assets upon our winding up or our termination, rank:

•	senior to all of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the shares of preferred stock being offered;

•	equally with all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the shares of preferred stock being offered.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to shareholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in such prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors or as set forth in the statement of designation for such series of preferred stock.

Distributions on any series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are noncumulative, then the holders of that series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay any distribution for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of such series of preferred stock for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to a series of preferred stock means that:

•	if the series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period; or

•	if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any series and the shares of any other series of preferred stock ranking equally as to dividends with the preferred stock of the series, all dividends declared upon shares of preferred stock of the series and any other series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the series and the other series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the series as to dividends and participation in our assets upon our winding up or termination, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the series as to dividends or participation in our assets upon our winding up or termination, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the series as to dividends or participation in our assets upon our winding up or termination be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the series as to dividends and participation in our assets upon our winding up or termination.

Any dividend payment made on shares of a series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series that remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms and notice, at the times and at the redemption prices set forth in the prospectus supplement.

The prospectus supplement relating to the offer for sale of shares of a series of preferred stock that is subject to mandatory redemption will specify the required notice and the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the shares of that series of preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the shares of that series of preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless provided otherwise for any series of preferred stock, unless all required dividends are paid:

•	no shares of the applicable series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the series are simultaneously redeemed, and

•	we will not purchase or otherwise acquire directly or indirectly any shares of the applicable series of preferred stock except by conversion into or exchange for stock ranking junior to the preferred stock of the series as to dividends and upon winding up or termination of the Company, provided, however, that the above restrictions will not prevent the purchase or acquisition of shares of preferred stock of the class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the class or series.

Liquidation Preference

Upon any voluntary or involuntary winding up or termination of our affairs as a company, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the shares of a series of the preferred stock in the right to participate in the distribution of assets upon any winding up or termination of the Company, the holders of shares of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of such series of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary winding up or termination, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of a series of our preferred stock having a liquidation preference and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with such series of our preferred stock in the right to the distribution of our assets, then the holders of the shares of such series of preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock having a liquidation preference, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon winding up or termination, according to their respective rights and preferences and in each case according to their respective number of shares.

For those purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, will not be deemed to constitute a winding up or termination of the Company.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below, as otherwise from time to time required by law or as otherwise provided in the certificate of designation establishing such series and as described in the applicable prospectus supplement.

Our board of directors has the authority to designate a new class of stock under the certificate of formation. Under the TBOC, holders of outstanding shares of a series of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series of preferred stock or our certificate of formation, including the certificate of designation, if the amendment would, among other things:

•	increase or decrease the aggregate number of authorized shares of that series of preferred stock;

•	increase or decrease the par value of the shares of that series of preferred stock;

•	alter or change the powers, preferences or special rights of the shares of that series of preferred stock so as to affect them adversely, in which case the approval of the proposed amendment would require the affirmative vote of at least a majority of the outstanding shares of that series of preferred stock;

•	effect an exchange, reclassification, cancellation of all or part of the shares of the series of preferred stock or create a right of exchange of all or part of the shares of another class or series into shares of such series of preferred stock;

•	increase the rights and preferences of a class or series with rights and preferences equal, prior, or superior to the shares of such series of preferred stock, or of a class or series with rights or preferences later or inferior to the shares of such series of preferred stock in such a manner that the rights or preferences will be equal, prior, or superior to the shares of such series of preferred stock; or

•	cancel or otherwise affect the dividends on the shares of the series of preferred stock that have accrued but have not been declared.

Conversion Rights

The terms and conditions, if any, upon which the shares of any series of preferred stock are convertible into or exchangeable for other securities or rights of the Company or other issuers, including, without limitation, common stock, debt securities or another series of preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating to the preferred stock. The terms will include the name of the issuer of the other securities or rights and the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or ratio or the manner of calculating the price or ratio at which such conversion or exchange will be made, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the shares of preferred stock or at the Company’s or other issuer’s option, the events requiring an adjustment of the conversion or exchange price or ratio and provisions affecting conversion or exchange in the event of the redemption of shares of the series of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be Wells Fargo Shareowner Services.

DESCRIPTION OF UNIT PURCHASE AGREEMENTS

Securities may be offered and sold as part of units consisting of a unit purchase agreement relating the purchase of any combination of:

•	senior debt securities of one or more series;

•	subordinated debt securities of one or more series;

•	one or more series of preferred stock; or

•	common stock;

which may secure the holders’ obligations to purchase the common stock, preferred stock and/or debt securities under the unit purchase agreements. The applicable prospectus supplement will describe the terms of any unit purchase agreements. Such description may not be complete. For more information, you should review the unit purchase agreements and, if applicable, any related arrangements relating to those unit purchase agreements. We will file forms of these documents with the SEC before the Company issues any unit purchase agreements.

BOOK ENTRY ISSUANCE

If so provided in the applicable prospectus supplement, we will issue the debt securities of each series offered by means of this prospectus in the form of one or more fully registered global debt securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of a depositary or a nominee of a depositary and held through one or more domestic clearing systems, principally the book-entry system operated by DTC in the United States. No person who acquires an interest in these global securities will be entitled to receive a certificate or other instrument representing the person’s interest in the global securities except as set forth under “—Certificated Debt Securities” below or in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, all references in this prospectus or any prospectus supplement to this prospectus to actions by holders of any debt securities that are global securities refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the case may be, as the registered holder of the offered debt securities. Electronic securities and payment transfer, processing, depositary and custodial links have been established among the DTC system and other systems, either directly or indirectly, which enable global securities to be issued, held and transferred among these clearing systems through these links.

Although DTC has agreed to the procedures described below in order to facilitate transfers of global securities among participants in DTC, it is under no obligation to perform or continue to perform those procedures, and those procedures may be modified or discontinued at any time. Neither we, the trustee nor any registrar and transfer agent with respect to our debt securities of any series offered by means of this prospectus will have any responsibility for the performance by DTC or any of its direct or indirect participants of its obligations under the rules and procedures governing the operations of DTC.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series issued in the form of one or more global securities will be registered in the name of DTC or a nominee of DTC. Where appropriate with respect to the debt securities of a series being offered and sold by means of this prospectus, links will be established among DTC to facilitate cross-market transfers of those debt securities associated with secondary market trading. While the following information in this prospectus concerning DTC and its book-entry system has been obtained from sources we believe to be reliable, we take no responsibility for the accuracy of that information. Furthermore, DTC has no obligation to perform or continue to perform the procedures described below, and any of them may discontinue or change those procedures at any time.

DTC

We understand the following information is applicable with respect to DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participating organizations, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the clearance and post-trade settlement among direct DTC participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in direct DTC participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, indirectly own DTC. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by a number of direct DTC participants and members of the National Securities Clearing Corporation, the Fixed Income Clearing Corporation, and the Emerging Markets Clearing Corporation (which corporations are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants” and together with direct DTC participants, referred to as “DTC participants,” such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to DTC participants are on file with the SEC.

Beneficial interests in a global security representing outstanding debt securities of a series will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and DTC participants. When you purchase our debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner and your ownership interest will be recorded only on the records of the DTC participants. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers.

The trustee and we will treat DTC or its nominee as the owner of each global security registered in the name of DTC or its nominee for all purposes. Accordingly, the trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts due on a global security, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices likewise will be sent by us or, at our request, by the trustee directly to DTC, which in turn will inform the DTC participants, which will then contact you as a beneficial holder. In addition, it is DTC’s current practice to pass through any consenting or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, the ultimate owner of debt securities, based on their respective customary practices.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction. However, in certain circumstances described below under “—Certificated Debt Securities” below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

Certificated Debt Securities

Debt securities represented by one or more global securities will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

•	we decide to discontinue the book-entry system; or

•	an event of default has occurred and is continuing with respect to the applicable debt securities.

If a global security is exchanged for certificated debt securities, the trustee will keep the registration books for the applicable debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.

U.S. FEDERAL TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences, and to the limited extent discussed below, the material U.S. federal estate tax consequences, that may be relevant to a prospective holder of our securities. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not intend to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. This summary is for general information only and is not tax advice. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not purport to discuss all aspects of U.S.

federal taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	banks or financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies and REITs;

•	mutual funds;

•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes and trusts;

•	persons who hold our securities on behalf of another person as a nominee;

•	persons who hold or receive our securities through the exercise of employee options or otherwise as compensation;

•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons holding our securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons subject to the “Medicare contribution tax”;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	tax-qualified retirement plans;

•	U.S. expatriates; and

•	except to extent discussed below, foreign investors.

This summary assumes that investors will hold our securities as capital assets, which generally means as property held for investment. For purposes of this discussion, a U.S. holder is a holder of our securities that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states, or the District of Columbia;

•	an estate, whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election to be treated as a U.S. person.

An individual is generally treated as a resident of the United States in any calendar year for U.S. federal income tax purposes if the individual is present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending on the last day of the current calendar year. For purposes of the 183-day calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted. Residents are generally taxed for U.S. federal income tax purposes as if they were United States citizens.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our securities, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our securities by the partnership. The following section addresses the treatment of a non-U.S. holder that holds our stock; the treatment of a holder that holds our debt securities is discussed below under “—Holders of Debt Securities.”

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. EACH PROSPECTIVE HOLDER OF OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO SUCH HOLDER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES IN LIGHT OF SUCH HOLDER’S PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES.

Non-U.S. Holders of Stock

The rules governing U.S. federal income taxation of non-U.S. holders of our securities are complex. A “non-U.S. holder” means a holder that is not a U.S. holder, as defined above, and is not an entity treated as a partnership for U.S. federal income tax purposes. This section is only a summary of such rules as they apply to non-U.S. holders of our stock; a summary of such rules as they apply to non-U.S. holders of our debt securities is discussed below under “—Holders of Debt Securities.” We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our stock, including any reporting requirements.

Distributions on Shares of Our Stock

If distributions are paid on shares of our stock, the distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent a distribution exceeds our current and accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, the adjusted tax basis of your shares in our stock. Any remainder will be treated as gain from the sale of shares of our stock. Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty, the benefits for which a non-U.S. holder is eligible. However, if the dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, where an income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder, the dividend will not be subject to any withholding tax, provided certain certification and disclosure requirements are met, as described below, but will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally. A corporate non-U.S. holder under certain circumstances also may be subject to a branch profits tax equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, the benefits for which a non-U.S. holder is eligible, on a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders are urged to consult their own tax advisors regarding the potential applicability of any income tax treaty.

To claim the benefit of an applicable income tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder must provide to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E for treaty benefits or W-8ECI for effectively connected income, or such successor forms as the IRS designates, and certify under penalties of perjury that such holder is not a U.S. person prior to the payment of distributions on our stock. These forms must be periodically updated. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities and non-U.S. holders whose stock is held through certain foreign intermediaries. Non-U.S. holders may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Gain on Disposition

A non-U.S. holder generally will not be subject to U.S. federal income tax, including by way of withholding, on gain recognized on a sale or other disposition of shares of our stock unless any one of the following is true:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, where an applicable income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met; or

•	our stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of (i) the period during which you hold our stock and (ii) the five-year period ending on the date you dispose of our stock.

We believe that we are not currently, and will not become, a USRPHC for U.S. federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, we cannot assure you that we will not become a USRPHC in the future. As a general matter, as long as our stock is regularly traded on an established securities market, however, it will not be treated as a U.S. real property interest with respect to any non-U.S. holder that holds no more than 5% of such regularly traded stock. If we are determined to be a USRPHC and the foregoing exception does not apply, among other things, a purchaser may be required to withhold 15% of the proceeds payable to a non-U.S. holder from a disposition of shares of our stock, and the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons.

Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above will be subject to the U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally but will generally not be subject to withholding. Corporate non-U.S. holders also may be subject to a branch profits tax on such gain. Gain described in the second bullet point above will be subject to a flat 30% U.S. federal income tax, which may be offset by certain U.S. source capital losses. Non-U.S. holders are urged to consult their own tax advisors regarding any potentially applicable income tax treaties that may provide for different rules.

U.S. Federal Estate Taxes

Shares of our stock owned or treated as owned by an individual who at the time of death is a non-U.S. holder are considered U.S. situs assets and will be included in the individual’s estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting Requirements and Backup Withholding

Information reporting and backup withholding (currently at a 28% rate) generally will apply to dividends paid with respect to our stock. In certain circumstances, non-U.S. holders may avoid information reporting and backup withholding if they provide to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E for treaty benefits or W-8ECI for effectively connected income, or such successor forms as the IRS designates, and certify under penalties of perjury as to their status as non-U.S. holders and meet certain other requirements, or otherwise establish an exemption. Copies of information returns may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. Non-U.S. holders are urged to consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

The gross proceeds from the disposition of shares of our stock may be subject to information reporting and backup withholding. If a non-U.S. holder sells shares of our stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to such non-U.S. holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting will generally apply to a payment of sale proceeds, even if that payment is made outside the United States, if a non-U.S. holder sells shares of our stock through a non-U.S. office of a broker that:

•	is a U.S. person for U.S. federal tax purposes;

•	is a foreign person that derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for U.S. tax purposes; or

•	is a foreign partnership, if at any time during its tax year (1) one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or (2) the foreign partnership is engaged in a U.S. trade or business, unless the broker has documentary evidence in its files that the non-U.S. holder is not a U.S. person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption. In such circumstances, backup withholding will not apply unless the broker has actual knowledge or reason to know that the non-U.S. holder is not a non-U.S. person.

If a non-U.S. holder receives payments of the proceeds of a sale of shares of our stock to or through a U.S. office of a broker, the payment is subject to both backup withholding and information reporting unless such non-U.S. holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or valid substitute or successor form) certifying under penalties of perjury that such stockholder is not a U.S. person or otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Redemption and Conversion of Preferred Stock

Cash Redemption of Preferred Stock

A redemption of preferred stock will be treated for U.S. federal income tax purposes as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits), unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. Such a redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the holder (which will not be the case if only nonvoting preferred stock is redeemed), (ii) results in a “complete termination” of the holder’s equity interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our common stock and preferred stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our common stock and preferred stock actually owned by the holder, must generally be taken into account. If a holder of preferred stock owns (actually and constructively) no shares of our outstanding common stock or an insubstantial percentage thereof, a redemption of shares of preferred stock of that holder is likely to qualify for sale or exchange treatment because the redemption would be “not essentially equivalent to a dividend.” However, the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of preferred stock depends upon the facts and circumstances at the time the determination must be made. We urge prospective holders of preferred stock to consult their own tax advisors to determine such tax treatment.

If a redemption of preferred stock is not treated as a distribution taxable as a dividend to a particular holder, it will be treated as a taxable sale or exchange by that holder. As a result, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits) and (ii) the holder’s adjusted tax basis in the shares of the preferred stock. Such gain or loss will be capital gain or loss if the shares of preferred stock were held as a capital asset, and will be long-term gain or loss if such shares were held for more than one year. If a redemption of preferred stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder, and the holder’s adjusted tax basis in the redeemed shares of the preferred stock will be transferred to the holder’s remaining shares of our stock. If the holder owns no other shares of our stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

Conversion of Preferred Stock into Common Stock

In general, no gain or loss will be recognized for federal income tax purposes upon conversion of the preferred stock solely into shares of common stock. The basis that a stockholder will have for tax purposes in the shares of common stock received upon conversion will be equal to the adjusted basis for the stockholder in the shares of preferred stock so converted, and provided that the shares of preferred stock were held as a capital asset, the holding period for the shares of common stock received would include the holding period for the shares of preferred stock converted. A stockholder will, however, generally recognize gain or loss on the receipt of cash in lieu of fractional shares of common stock in an amount equal to the difference between the amount of cash received and the stockholder’s adjusted basis for tax purposes in the preferred stock for which cash was received. Furthermore, under certain circumstances, a stockholder of shares of preferred stock may recognize gain or dividend income to the extent that there are accumulated and unpaid dividends on the shares at the time of conversion into common stock.

Adjustments to Conversion Price

Adjustments in the conversion price, or the failure to make such adjustments, pursuant to the anti-dilution provisions of the preferred stock or otherwise, may result in constructive distributions to the stockholders of preferred stock that could, under certain circumstances, be taxable to them as dividends pursuant to Section 305 of the Code. If such a constructive distribution were to occur, a stockholder of preferred stock could be required to recognize ordinary income for tax purposes without receiving a corresponding distribution of cash.

Holders of Debt Securities

U.S. Holders

Payments of Interest. In general, except as described below under “—Original Issue Discount,” interest on debt securities will be taxable to a U.S. holder as ordinary income at the time it accrues or is received, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. In general, if the terms of a debt instrument entitle a holder to receive payments other than “qualified stated interest” (generally, stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed or qualifying floating rate), such holder might be required to recognize additional interest as “original issue discount” over the term of the instrument.

Original Issue Discount. If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. If we determine that a particular debt security will be issued with OID (an “OID debt security”), we will disclose that determination in the prospectus supplement or supplements relating to those debt securities.

A debt security with an “issue price” that is less than the “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

If we determine that particular debt securities of a series will bear interest that is not qualified stated interest, we will disclose that determination in the prospectus supplement or supplements relating to those debt securities.

If you own a debt security issued with “de minimis” OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs. This method takes into account the compounding of interest.

The amount of OID that you must include in income if you are the initial U.S. holder of an OID debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•	the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security (other than a payment of qualified stated interest). Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than corporations and other exempt holders.

Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

This discussion does not address the tax rules applicable to debt securities with an indexed principal amount or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities. If you are considering the purchase of floating rate OID debt securities, debt securities with indexed principal amounts or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities, you should carefully examine the prospectus supplement or supplements relating to those debt securities, and should consult your own tax advisors regarding the U.S. federal income tax consequences to you of holding and disposing of those debt securities.

You may elect to treat all interest on any debt securities as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the IRS. If this election were to be made with respect to a debt security with market discount, you would be deemed to have made an election to currently include in income market discount with respect to all other debt instruments having market discount that you acquire during the year of the election or thereafter, as described below in “—Market Discount.” Similarly, if you make this election for a debt security that is acquired at a premium you will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire during the year of the election or thereafter, as described below in “—Amortizable Premium.” You should consult with your own tax advisors about this election.

Market Discount. If you purchase a debt security for less than the stated redemption price of the debt security at maturity, if the debt security was issued without OID, or the adjusted issue price, if the debt security was issued with OID, the difference is considered market discount to the extent it exceeds a specified de minimis exception. Under the de minimis exception, market discount is treated as zero if the market discount is less than 1/4 of one percent of the stated redemption price of the debt security multiplied by the number of complete years to maturity from the date acquired. If you acquire a debt security at a market discount, you will be required to treat as ordinary income any partial principal payment or gain recognized on the disposition of that debt security to the extent of the market discount which has not previously been included in your income and is treated as having accrued at the time of the payment or disposition. In addition, you may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the debt security until the debt security is disposed of in a taxable transaction, unless you elect to include market discount in income as it accrues.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Amortizable Premium. If you purchase a debt security for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security with amortizable bond premium equal to the amount of that excess. You generally may elect to amortize the premium using a constant yield method over the remaining term of the debt security. The amount amortized in any year will be treated as a reduction of your interest income from the debt security. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. This election to amortize premium on a constant yield method will also apply to all debt obligations you hold or subsequently acquire on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

If you purchase OID debt securities for an amount that is greater than their adjusted issue price but equal to or less than the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, you will be considered to have purchased those debt securities at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to those debt securities for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

Sale, Exchange and Retirement of Debt Securities. Your tax basis in the debt securities that you beneficially own will, in general, be your cost for those debt securities increased by OID and market discount that you previously included in income, and reduced by any amortized premium and any cash payments received with respect to that debt security other than payments of qualified stated interest.

Upon your sale, exchange, retirement or other taxable disposition of the debt securities, you will recognize capital gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest that will be taxable as interest for U.S. federal income tax purposes if not previously taken into income) and your adjusted tax basis in the debt securities. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Extendible Debt Securities, Renewable Debt Securities and Reset Debt Securities. If so specified in the prospectus supplement or supplements relating to the debt securities of a series, we or you may have the option to extend the maturity of those debt securities. In addition, we may have the option to reset the interest rate, the spread or the spread multiplier.

The U.S. federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by us pursuant to the exercise of the option. You may be treated for U.S. federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities.

If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exchange.

The presence of such options may also affect the calculation of OID, among other things. Solely for purposes of the accrual of OID, if we issue debt securities and have an option or combination of options to extend the term of those debt securities, we will be presumed to exercise such option or options in a manner that minimizes the yield on those debt securities. Conversely, if you are treated as having a put option, such an option will be presumed to be exercised in a manner that maximizes the yield on those debt securities. If we exercise such option or options to extend the term of those debt securities, or your option to put does not occur (contrary to the assumptions made), then solely for purposes of the accrual of OID, those debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price on the date.

You should carefully examine the prospectus supplement or supplements relating to any such debt securities, and should consult your own tax advisor regarding the U.S. federal income tax consequences of the holding and disposition of such debt securities.

Information Reporting and Backup Withholding. In general, information reporting requirements will apply to certain payments of principal, premium, if any, redemption price, if any, OID, if any, interest and other amounts paid to you on the debt securities and to the proceeds of sales of the debt securities made to you unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a correct taxpayer identification number or certification of foreign or other exempt status or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

U.S. Federal Withholding Tax. Under the “portfolio interest” rule, the 30% U.S. federal withholding tax will not apply to any payment of interest, including OID, on the debt securities, provided that:

•	interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Code and related U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the related U.S. Treasury regulations; and

•	you provide your name and address on an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), and certify, under penalty of perjury, that you are not a U.S. person or (2) you hold your debt securities through certain foreign intermediaries, and you satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to the 30% U.S. federal withholding tax (which will be deducted from such interest payments by the paying agent), unless you provide us with a properly executed:

•	IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) claiming an exemption from or reduction in the rate of withholding under the benefit of an applicable tax treaty; or

•	IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below.

Special certification rules apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of any of the debt securities.

U.S. Federal Income Tax. If you are engaged in a trade or business in the United States and interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest, including OID, on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if you were a U.S. person as defined in the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest, including OID, on debt securities will be included in your earnings and profits.

Any gain realized on the disposition of debt securities generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

U.S. Federal Estate Tax. Your estate will not be subject to U.S. federal estate tax on the debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest” rule described above under “—U.S. Federal Withholding Tax,” without regard to the certification requirement described in the sixth bullet point of that section.

Information Reporting and Backup Withholding. Generally, we must report to the IRS and to you the amount of interest, including OID, on the debt securities paid to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, backup withholding will not apply to payments that we make or any of our paying agents (in its capacity as such) makes to you if you have provided the required certification that you are a non-U.S. holder as described above and provided that neither we nor any of our paying agents has actual knowledge or reason to know that you are a U.S. holder (as described above).

In addition, you will not be subject to backup withholding and information reporting with respect to the proceeds of the sale of debt securities within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional U.S. Federal Income Tax Withholding Rules

Additional U.S. federal income tax withholding rules apply to certain payments made to foreign financial institutions and certain other non-U.S. entities. A withholding tax of 30% applies to any dividends paid on our stock and interest paid on our debt securities and, for dispositions of our stock and/or debt securities occurring after December 31, 2018, the gross proceeds paid to certain foreign entities unless various withholding and information reporting requirements are satisfied. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Prospective investors are urged to consult their tax advisors regarding the implications of these rules with respect to their investment in our stock and debt securities as well as the status of any related federal regulations.

PLAN OF DISTRIBUTION

The Company or selling securityholders may sell the offered securities:

•	to or through underwriters;

•	directly to investors;

•	to or through brokers, dealers or agents;

•	directly to the holders or beneficial owners of the Company’s securities; or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to the offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, and the amount of the offered securities being purchased by each of them, the initial offering price of the offered securities to the public, the rules and procedures for any bidding, auction or other process used in the offering, the proceeds to the Company and/or selling securityholder from the sale, any underwriting discounts, commissions and other items constituting underwriters’, brokers’, dealers’, or agents’ compensation, and any underwriting discounts, commissions, concessions, allowances or reallowances to be paid to dealers, brokers or agents, any delayed delivery arrangements and any securities exchanges on which the offered securities will be listed for trading.

The Company or selling securityholders may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

The Company or a selling securityholder may directly solicit offers to purchase offered securities. Agents designated by the Company or a selling securityholder from time to time may also solicit offers to purchase offered securities. Any agent designated by the Company or a selling securityholder involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company or a selling securityholder to such agent will be set forth, in the prospectus supplement. Such an agent may be deemed to be an “underwriter” as that term is defined in the Securities Act.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus and a related prospectus supplement is delivered, the Company or selling securityholder will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the offer and sale of securities by the Company or a selling securityholder, the Company or selling securityholder will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in a prospectus supplement, which, along with this prospectus, will be used by the underwriter to make resales of the offered securities in respect of which this prospectus and such prospectus supplement are delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from the Company or selling securityholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, the Company or selling securityholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from the Company or selling securityholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions other than:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

•	if the offered securities are also being sold to underwriters, the Company or selling securityholder will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for the Company or selling securityholder. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company or selling securityholder and its compensation will be described in the applicable prospectus supplement. Any remarketing firm may be deemed to be an “underwriter,” as that term is defined the Securities Act, in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent and such underwriters will be obligated to purchase all such securities, if any of such securities are purchased. In connection with the offering of securities, the Company or selling securityholder may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If the Company or selling securityholder grants any over-allotment option, the terms of such over-allotment option will be set forth in the applicable prospectus supplement.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with the Company or selling securityholder, to indemnification by the Company or selling securityholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect of such liabilities and may engage in transactions with, or perform services for, the Company or selling securityholder in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales of the offered securities in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with the resale of our securities. The applicable prospectus supplement will identify the selling securityholders, the securities of the Company to be offered by the selling securityholders, the terms of the offering and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of securities. We will not receive any proceeds from sales by selling securityholders.

The securities that may be offered and resold by selling securityholders pursuant to this prospectus are shares of our common stock initially acquired:

•	by the holders upon formation of our Company in 2002;

•	in one of several separate private stock purchase transactions with our Company and with other shareholders of our Company occurring at various times between 2002 and 2013;

•	in connection with an acquisition of another financial institution completed by the Company in 2009;

•	in our initial public offering, which was consummated on April 8, 2013;

•	pursuant to grants we made to the selling securityholders who were employees or directors of our Company as a part of the compensation we paid them for various periods; or

•	in connection with the Company’s acquisition of Carlile Bancshares, Inc. on April 1, 2017.

In addition, securities that may be offered and resold by selling securityholders include securities that may be acquired by such holders in private placements made by the Company or in connection with acquisitions by the Company of other entities, in each case, occurring after the date hereof.

Settlement

Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle on the third business day following the trade date unless the parties to any such trade expressly agree otherwise. Commencing September 5, 2017, trades in the secondary market will generally be required to settle on the second business day following the trade date unless the parties to any such trade expressly agree otherwise. It is possible that we or any underwriter, remarketing firm, dealer or agent selling our securities in reliance on this prospectus will elect to settle the sale of securities offered and sold in reliance on this prospectus in accordance with a longer than standard settlement cycle, in which case the alternative settlement cycle to be used will be specified in the applicable prospectus supplement. In the event such a longer than standard settlement cycle is elected, purchasers who desire to effect a trade of the securities they purchase on the date of the sale of such securities by us or the underwriters, dealers, remarketing firms or agents selling such securities (which for underwritten offerings is typically the date of pricing of the securities for sale) or the first or second business day thereafter. In the event the purchaser’s trade occurs on or after September 5, 2017, the purchaser will be required to specify at the time of the purchaser’s trade an alternative settlement cycle for such trade in order to prevent a failed settlement. Any such purchasers of securities who desire to trade on any such day should consult their own advisers regarding the date on which such purchasers’ trades may be settled.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements, information statements and other information with the SEC. Because our common stock trades on the NASDAQ Global Select Market under the symbol “IBTX,” those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room 100 F Street, N.E. Washington, D.C. 20549

NASDAQ Stock Market, LLC Global Select Market One Liberty Plaza 165 Broadway New York, NY 10006

On-line information, free of charge	SEC’s Internet website at www.sec.gov

Information about the SEC’s Public Reference Room	Call the SEC at 1-800-SEC-0330

We have filed with the SEC a registration statement on Form S-3 under the Securities Act (File No. 333-            ), relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, www.ibtx.com. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

(972) 562-9004

Attention: Jan Webb, Corporate Secretary

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART

OF THIS PROSPECTUS, PROSPECTUS SUPPLEMENT OR OTHER OFFERING MATERIALS.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file later with the SEC automatically will update and supersede information contained in this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-35854). These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 8, 2017, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on April 28, 2017, that is incorporated by reference in that Annual Report on Form 10-K;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on April 27, 2017;

•	our Current Reports on Form 8-K (and any amendments thereto) filed with the SEC on January 20, 2017, April 3, 2017 (including the amendment on Form 8-K/A filed with the SEC on June 6, 2017), April 14, 2017, April 26, 2017 and May 25, 2017 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules); and

•	any amendment or report filed for the purposes of updating the description of our common stock.

We incorporate by reference any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is a part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and supersede, where appropriate, the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

LEGAL MATTERS

Unless otherwise stated in the applicable prospectus supplement, the validity of our securities offered pursuant to this prospectus and related prospectus supplements will be passed upon for us by Andrews Kurth Kenyon LLP, Dallas, Texas, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by RSM US LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements for the years ended December 31, 2016 and 2015 of Carlile Bancshares, Inc., which was acquired by the Company on April 1, 2017, and appearing in the Company’s Current Report on Form 8-K/A, filed with the SEC on June 6, 2017, have been audited by Crowe Horwath LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth fees and expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions).

Securities and Exchange Commission registration fee(1)	$—
Printing fees(2)	10,000
Legal fees and charges(2)	65,000
Accounting fees and expenses(2)	40,000
Trustee fees and expenses services(2)	15,000
Miscellaneous fees and expenses(2)	10,000

Total(2)	$140,000

(1)	This registration statement relates to the registration of debt and equity securities having an indeterminate maximum aggregate principal amount. The registration fee will be calculated and paid in accordance with Rule 457(r) under the Securities Act of 1933.
(2)	Estimated amounts of fees and expenses to be incurred in connection with the registration of the debt and equity securities pursuant to this registration statement other than the Securities and Exchange Commission registration fees to be paid from time to time in accordance with Rule 457(r) under the Securities Act of 1933. The actual amounts of such fees and expenses will be determined from time to time. In addition, as the amount of the debt and equity securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuances and distributions cannot be determined or estimated at this time.

Item 15. Indemnification of Officers and Directors.

Article VI of the Company’s certificate of formation and Article VI of the Company’s bylaws provide that the Company shall indemnify any person made a party to or involved in any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another foreign or domestic association, corporation, partnership, joint venture, trust or other entity, or employee benefit plan (whether such action, suit or proceeding is based in whole or in part on the sole or contributory gross or ordinary negligence of such person or otherwise).

Article VII of the Company’s certificate of formation provides that a director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, subject to certain limitations.

In Article VI of the Company’s certificate of formation and Article VI of the Company’s bylaws, the Company makes mandatory for directors and officers the indemnification provided for in Section 8.101 of the Texas Business Organizations Code (“TBOC”), which provides that, subject to certain limitations, a corporation may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 of the TBOC if it is determined in accordance with Section 8.103 of the TBOC that:

(1)	the person:

(A)	acted in good faith;

(B)	reasonably believed:

(i)	in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests; and

(ii)	in any other case, that the person’s conduct was not opposed to the corporation’s best interests; and

(C)	in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.

(2)	with respect to expenses, the amount of expenses other than a judgment is reasonable; and

(3)	indemnification should be paid.

The Company has entered into indemnification agreements with the members of its board of directors (each an “indemnitee”). Each indemnification agreement requires the Company to indemnify each indemnitee to the fullest extent permitted by the TBOC and any successor statute thereto when such successor statute becomes applicable to the Company. The Company will also, among other things, make the indemnitee whole for costs in any action to establish indemnitee’s right to indemnification, whether or not wholly successful.

The Company also maintains directors’ and officers’ liability insurance.

The Company’s certificate of formation and bylaws were previously filed with the SEC and are incorporated by reference into the registration statement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Formation of Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 3.1 to Registration Statement on Form S-1 of Independent Bank Group, Inc. filed with the SEC on February 27, 2013 (the “S-1 Registration Statement”).

3.2	Certificate of Amendment to Amended and Restated Certificate of Formation of Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 3.3 to Amendment No. 2 to the S-1 Registration Statement filed with the SEC on April 1, 2013.

3.3	Third Amended and Restated Bylaws of Independent Bank Group, Inc., which are incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to the S-1 Registration Statement filed with the SEC on March 18, 2013.

Exhibit Number	Description

3.4	Statement of Designations of Senior Non-Cumulative Perpetual Preferred Stock, Series A of Independent Bank Group, Inc., as filed with the Office of the Secretary of State of the State of Texas on April 15, 2014, which is incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Independent Bank Group, Inc. filed with the SEC on April 17, 2014.

3.5	Certificate of Merger, dated January 2, 2014, of Live Oak Financial Corp. with and into Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 3.5 to Amendment No. 1 to Independent Bank Group, Inc.’s Registration Statement on Form S-3 (Registration No. 333-196627) filed with the SEC on June 25, 2014 (the “S-3 Registration Statement”).

3.6	Certificate of Merger, dated April 15, 2014, of BOH Holdings, Inc. with and into Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 3.6 to Amendment No. 1 to the S-3 Registration Statement filed with the SEC on June 25, 2014.

3.7	Certificate of Merger, dated September 30, 2014, of Houston City Bancshares, Inc. with and into Independent Bank Group, Inc., which is incorporated by reference to Exhibit 3.7 to Independent Bank Group, Inc.’s Quarterly Report on Form 10-Q, dated July 31, 2015.

3.8	Certificate of Merger, dated March 31, 2017, of Carlile Bancshares, Inc. with and into Independent Bank Group, Inc., which is incorporated by reference to Exhibit 3.8 to Independent Bank Group, Inc.’s Quarterly Report on Form 10-Q, dated April 27, 2017.

4.1	Form of certificate representing shares of Independent Bank Group, Inc.’s common stock, which is incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Form S-1 Registration Statement filed with the SEC on March 18, 2013.

4.2	Form of Common Stock Purchase Warrant, with schedules of differences, which is incorporated herein by reference to Exhibit 4.2 to the Form S-1 Registration Statement.

4.3	Form of certificate representing shares of Independent Bank Group, Inc.’s Series A preferred stock, which is incorporated herein by reference to Exhibit 4.3 to the S-3 Registration Statement.

4.4	Form of Preferred Stock Certificate.*

4.5	Senior Debt Indenture, dated as of June 25, 2014, between Independent Bank Group, Inc. and Wells Fargo Bank, National Association, in its capacity as indenture trustee, which is incorporated herein by reference to Exhibit 4.5 to Independent Bank Group, Inc.’s Amendment No. 1 to the Form S-3 Registration Statement filed with the SEC on June 25, 2014.

4.6	Subordinated Debt Indenture, dated as of June 25, 2014, between Independent Bank Group, Inc. and Wells Fargo Bank, National Association, in its capacity as Indenture Trustee, which is incorporated herein by reference to Exhibit 4.6 to Independent Bank Group, Inc.’s Amendment No. 1 to the S-3 Registration Statement filed with the SEC on June 25, 2014.

4.7	First Supplemental Indenture, dated as of July 17, 2014, between Independent Bank Group, Inc. and Wells Fargo Bank, National Association, in its capacity as Indenture Trustee, which is incorporated herein by reference to Exhibit 4.2 to Independent Bank Group, Inc.’s Current Report on Form 8-K, dated July 17, 2014.

4.8	Form of Global Note to represent the 5.875% Subordinated Notes due August 1, 2024, of Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 4.3 to Independent Bank Group, Inc.’s Current Report on Form 8-K, dated July 17, 2014.

4.9	Form of Global Note to represent the 5.875% Subordinated Notes due August 1, 2024, of Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 4.1 to Independent Bank Group, Inc.’s Current Report on Form 8-K, dated June 22, 2016.

Exhibit Number	Description

4.10	Form of Senior Debt Securities.*

4.11	Form of Subordinated Debt Securities.*

4.12	Forms of Supplemental Indentures to Establish One or More Series of Senior Debt Securities.*

4.13	Forms of Supplemental Indentures to Establish One or More Series of Subordinated Debt Securities.*

4.14

Form of Unit Purchase Agreement.*

The other instruments defining the rights of holders of the long-term debt securities of Independent Bank Group, Inc. and its subsidiaries are omitted pursuant to Section (b)(4)(iii)(A) of Item 601 of Regulation S-K. Independent Bank Group, Inc. hereby agrees to furnish copies of these instruments to the SEC upon request.

5.1	Opinion of Andrews Kurth Kenyon LLP regarding the legality of the securities being registered.**

8.1	Tax Opinion (where required as to any specific offering of debt or equity securities).*

12.1	Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.**

23.1	Consent of RSM US LLP.**

23.2	Consent of Crowe Horwath LLP**

23.3	Consent of Andrews Kurth Kenyon LLP (to be included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1 of Trustee for the Senior Debt Indenture.**

25.2	Statement of Eligibility of Trustee on Form T-1 of Trustee for the Subordinated Debt Indenture.**

*	To be filed, if necessary, by amendment or incorporated by reference to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.
**	Filed herewith.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the Registrant and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McKinney, State of Texas, on June 16, 2017.

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
David R. Brooks Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint David R. Brooks, Daniel W. Brooks and Michelle S. Hickox, and each and any of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David R. Brooks David R. Brooks	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 16, 2017

/s/ Michelle S. Hickox Michelle S. Hickox	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	June 16, 2017

/s/ Daniel W. Brooks Daniel W. Brooks	Vice Chairman, Chief Risk Officer and Director	June 16, 2017

/s/ Douglas A. Cifu Douglas A. Cifu	Director	June 16, 2017

/s/ Christopher M. Doody Christopher M. Doody	Director	June 16, 2017

/s/ William E. Fair William E. Fair	Director	June 16, 2017

Signature	Title	Date

/s/ Mark K. Gormley Mark K. Gormley	Director	June 16, 2017

/s/ Craig E. Holmes Craig E. Holmes	Director	June 16, 2017

/s/ J. Webb Jennings III J. Webb Jennings III	Director	June 16, 2017

/s/ Tom C. Nichols Tom C. Nichols	Director	June 16, 2017

/s/ Donald L. Poarch Donald L. Poarch	Director	June 16, 2017

/s/ G. Stacy Smith G. Stacy Smith	Director	June 16, 2017

/s/ Michael T. Viola Michael T. Viola	Director	June 16, 2017

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Formation of Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 3.1 to Registration Statement on Form S-1 of Independent Bank Group, Inc. filed with the SEC on February 27, 2013 (the “S-1 Registration Statement”).

3.2	Certificate of Amendment to Amended and Restated Certificate of Formation of Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 3.3 to Amendment No. 2 to the S-1 Registration Statement filed with the SEC on April 1, 2013.

3.3	Third Amended and Restated Bylaws of Independent Bank Group, Inc., which are incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to the S-1 Registration Statement filed with the SEC on March 18, 2013.

3.4	Statement of Designations of Senior Non-Cumulative Perpetual Preferred Stock, Series A of Independent Bank Group, Inc., as filed with the Office of the Secretary of State of the State of Texas on April 15, 2014, which is incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Independent Bank Group, Inc. filed with the SEC on April 17, 2014.

3.5	Certificate of Merger, dated January 2, 2014, of Live Oak Financial Corp. with and into Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 3.5 to Amendment No. 1 to Independent Bank Group, Inc.’s Registration Statement on Form S-3 (Registration No. 333-196627) filed with the SEC on June 25, 2014 (the “S-3 Registration Statement”).

3.6	Certificate of Merger, dated April 15, 2014, of BOH Holdings, Inc. with and into Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 3.6 to Amendment No. 1 to the S-3 Registration Statement filed with the SEC on June 25, 2014.

3.7	Certificate of Merger, dated September 30, 2014, of Houston City Bancshares, Inc. with and into Independent Bank Group, Inc., which is incorporated by reference to Exhibit 3.7 to Independent Bank Group, Inc.’s Quarterly Report on Form 10-Q, dated July 31, 2015.

3.8	Certificate of Merger, dated March 31, 2017, of Carlile Bancshares, Inc. with and into Independent Bank Group, Inc., which is incorporated by reference to Exhibit 3.8 to Independent Bank Group, Inc.’s Quarterly Report on Form 10-Q, dated April 27, 2017.

4.1	Form of certificate representing shares of Independent Bank Group, Inc.’s common stock, which is incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Form S-1 Registration Statement filed with the SEC on March 18, 2013.

4.2	Form of Common Stock Purchase Warrant, with schedules of differences, which is incorporated herein by reference to Exhibit 4.2 to the Form S-1 Registration Statement.

4.3	Form of certificate representing shares of Independent Bank Group, Inc.’s Series A preferred stock, which is incorporated herein by reference to Exhibit 4.3 to the S-3 Registration Statement.

4.4	Form of Preferred Stock Certificate.*

4.5	Senior Debt Indenture, dated as of June 25, 2014, between Independent Bank Group, Inc. and Wells Fargo Bank, National Association, in its capacity as indenture trustee, which is incorporated herein by reference to Exhibit 4.5 to Independent Bank Group, Inc.’s Amendment No. 1 to the Form S-3 Registration Statement filed with the SEC on June 25, 2014.

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Exhibit Number	Description

4.6	Subordinated Debt Indenture, dated as of June 25, 2014, between Independent Bank Group, Inc. and Wells Fargo Bank, National Association, in its capacity as Indenture Trustee, which is incorporated herein by reference to Exhibit 4.6 to Independent Bank Group, Inc.’s Amendment No. 1 to the S-3 Registration Statement filed with the SEC on June 25, 2014.

4.7	First Supplemental Indenture, dated as of July 17, 2014, between Independent Bank Group, Inc. and Wells Fargo Bank, National Association, in its capacity as Indenture Trustee, which is incorporated herein by reference to Exhibit 4.2 to Independent Bank Group, Inc.’s Current Report on Form 8-K, dated July 17, 2014.

4.8	Form of Global Note to represent the 5.875% Subordinated Notes due August 1, 2024, of Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 4.3 to Independent Bank Group, Inc.’s Current Report on Form 8-K, dated July 17, 2014.

4.9	Form of Global Note to represent the 5.875% Subordinated Notes due August 1, 2024, of Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 4.1 to Independent Bank Group, Inc.’s Current Report on Form 8-K, dated June 22, 2016.

4.10	Form of Senior Debt Securities.*

4.11	Form of Subordinated Debt Securities.*

4.12	Forms of Supplemental Indentures to Establish One or More Series of Senior Debt Securities.*

4.13	Forms of Supplemental Indentures to Establish One or More Series of Subordinated Debt Securities.*

4.14

Form of Unit Purchase Agreement.*

The other instruments defining the rights of holders of the long-term debt securities of Independent Bank Group, Inc. and its subsidiaries are omitted pursuant to Section (b)(4)(iii)(A) of Item 601 of Regulation S-K. Independent Bank Group, Inc. hereby agrees to furnish copies of these instruments to the SEC upon request.

5.1	Opinion of Andrews Kurth Kenyon LLP regarding the legality of the securities being registered.**

8.1	Tax Opinion (where required as to any specific offering of debt or equity securities).*

12.1	Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.**

23.1	Consent of RSM US LLP.**

23.2	Consent of Crowe Horwath LLP**

23.3	Consent of Andrews Kurth Kenyon LLP (to be included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1 of Trustee for the Senior Debt Indenture.**

25.2	Statement of Eligibility of Trustee on Form T-1 of Trustee for the Subordinated Debt Indenture.**

*	To be filed, if necessary, by amendment or incorporated by reference to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.
**	Filed herewith.

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